UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2016 (September 30, 2016)

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6020
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes In Control of Registrant

On September 30, 2016, American DG Energy ("ADGE") closed two transactions that resulted in a change of control Eurosite Power Inc. (the "Company"). The first transaction was between Mr. Trifon Natsis and Mrs. Despina Pantopoulou Natsis, where they agreed to exchange an aggregate amount of $4,263,737 of an unsecured convertible debenture, in exchange for ADGE giving them 9,700,000 shares of common stock of the Company. The second transaction was a share purchase agreement between Jacques De Saussure, the Company's Chairman of the Board of Directors, and Elias Samaras, the Company's CEO and a member of the Board of Directors. ADGE agreed to sell them an aggregate of 5,500,000 shares of common stock of the Company at $0.40 per share for an aggregate amount of $2,200,000.

Before both transactions ADGE owned 20.5% of the Company and after the transactions it now owns 2.03%. ADGE was considered the Company's parent because ADGE included them in its financial statements as a variable interest entity.

For an updated calculation of the ownership of each individual mentioned above who has acquired the Company's common stock please see each individuals Schedule 13D's as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 6, 2016	EUROSITE POWER INC.
By: /s/ Bonnie J. Brown
Bonnie J. Brown, Chief Financial Officer